UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MYOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 3, 2020, MyoKardia, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Cowen and Company, LLC (“Cowen”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) having an aggregate offering price of up to $200,000,000 (the “Placement Shares”), through Cowen as its sales agent. The issuance and sale, if any, of the Placement Shares may be by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including, without limitation, sales made directly on or through the Nasdaq Global Select Market (“Nasdaq”), on or through any other existing trading market for the Common Stock.

The Company is not obligated to make any sales of Common Stock, and Cowen is not required to sell any specific number or dollar amount of shares of the Common Stock, under the Agreement. The Company or Cowen may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions.

Subject to the terms and conditions of the Agreement, Cowen will use commercially reasonable efforts to sell on the Company’s behalf, from time to time consistent with its normal sales practices and applicable state and federal laws, rules and regulations and Nasdaq rules, such Placement Shares based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Cowen a commission up to three percent (3.0%) of the gross proceeds of any Placement Shares sold through Cowen under the Agreement, and also has provided Cowen with customary indemnification and contribution rights and has agreed to reimburse Cowen for legal fees and disbursements pursuant to the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith and incorporated herein by reference. A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance of the shares in the offering is attached as Exhibit 5.1 hereto.

The issuance and sale, if any, of the Placement Shares by the Company under the Agreement will be made pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-223526) and a prospectus supplement thereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement dated January 3, 2020 by and between MyoKardia, Inc. and Cowen and Company, LLC.

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2020	MyoKardia, Inc.

	By:	/s/ Taylor Harris
Taylor Harris Chief Financial Officer (principal financial and accounting officer)